UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 1, 2013
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2013, Windstream Corporation entered into new Change-in-Control Agreements with its executive officers, including all of the company's named executive officers. The new Change-in-Control Agreements replace and supersede Change-In-Control Agreements that expired by their terms on January 1, 2013. Windstream has also adopted an amendment and restatement of the Windstream Corporation Clawback Policy effective January 1, 2013.
New Change-in-Control Agreements
Windstream has maintained Change-in-Control Agreements with each of its executive officers, including its named executive officers (Jeffery R. Gardner, Anthony W. Thomas, Brent Whittington, John P. Fletcher and Cynthia B. Nash), in order to encourage the continued employment of key executives and their continued dedication to their duties without distractions that may result from the possibility of a change in control. These agreements expired, in accordance with their terms on January 1, 2013. Windstream has entered into a new form of Change-in-Control Agreement to replace and supersede the existing Change-in-Control Agreement with each named executive officer, effective January 1, 2013. The terms of the new form of Change-in-Control Agreement are generally the same as the prior form of Change-in-Control Agreement, except that the new form of Change-in-Control Agreement eliminates the tax gross-up provision applicable under certain circumstances under agreements entered into prior to 2009.
The new form of Change-in-Control Agreement provides that each named executive officer will be entitled to certain severance benefits if, during the two-year period following a “change in control” (as defined in the agreement), Windstream terminates his or her employment without “cause” (as defined in the agreement) or the executive terminates his or her employment with Windstream for “good reason” (as defined in the agreement). Specifically, each named executive officer would be entitled to receive, in a lump sum, the following amounts: (i) his or her base salary through the date of termination, the bonus earned for the prior year and any accrued vacation pay, in each case to the extent not previously paid; (ii) a pro-rated target bonus for the year of termination; (iii) a multiple (3 times for Messrs. Gardner, Whittington, Fletcher and Thomas and 2 times for Ms. Nash) of the sum of his or her base salary and target bonus (in each case, as in effect on the date of the change in control, or if higher, on the date of termination); (iv) a cash equivalent payment for health care premiums for a specified period (36 months for Messrs. Gardner, Whittington, Fletcher and Thomas and 24 months for Ms. Nash); and (v) outplacement services with a value of no more than a specified amount ($50,000 for Messrs. Gardner, Whittington, Fletcher and Thomas and $25,000 for Ms. Nash).
The new form of Change-in-Control Agreement does not provide for a gross-up payment to any of Windstream's named executive officers to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code. Instead, under the new form of Change-in-Control Agreement if such excise taxes would be imposed, the executive will either receive all of the benefits to which he or she is entitled under the agreement, subject to the excise tax, or have his or her benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.
The new form of Change-in-Control Agreement provides that each named executive officer will be prohibited, during employment and for a 1-year period thereafter, from soliciting employees or customers of, or competing against, Windstream or an acquiring or successor entity, and each named executive officer will be subject to confidentiality restrictions. These restrictive covenants are applicable under the new form of Change-in-Control Agreement regardless of whether a change in control occurs or whether the executive's employment terminates without cause or for good reason in connection with a change in control. Moreover, following termination of employment, a named executive officer will be required to sign a release of claims against Windstream and the acquiring or successor entity prior to receiving severance benefits under the agreement.
The above description of the new form of Change-in-Control Agreement with Windstream's named executive officers is qualified in its entirety by the full text of the form of Change-in-Control Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.
Amended and Restated Clawback Policy
Windstream has also amended and restated its Clawback Policy, effective January 1, 2013. The Clawback Policy, which was originally adopted as of November 4, 2009 and covered specified compensation granted or awarded after January 1, 2010, requires executive officers to repay or forfeit covered compensation under specified conditions. The terms of the amended and restated Clawback Policy are generally the same as the prior policy, except that the scope of the new Clawback Policy is limited to compensation that is vested or paid based on the achievement of financial results that subsequently become subject to restatement. As amended and restated, the Clawback Policy covers the following types of compensation granted to Windstream executive officers on or after January 1, 2010: annual or short-term incentive compensation, performance-based restricted stock or units, other performance-based compensation, and such other compensation as may be designated by resolution to be subject to the policy. Unlike the prior policy, the amended and restated Clawback Policy does not cover time-based restricted stock or severance benefits awarded under a Change-in-Control Agreement.
The Board of Directors of Windstream, acting solely through its independent directors (the “Board”), is the administrator of the Clawback Policy. Under the Clawback Policy, each executive officer is required to forfeit or repay covered compensation, to the fullest extent permitted by law, if all of the following conditions are met: (i) Windstream financial statements filed during an executive officer's employment become subject to a restatement; (ii) the Board determines that fraud caused or significantly contributed to the need for the restatement; (iii) the Board determines that the restatement applies to the covered compensation; and (iv) the Board determines in its sole discretion that it is in the best interests of Windstream and its stockholders for the executive officer to repay the covered compensation. The Board can determine that a restatement applies to covered compensation if the vesting or payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement, and the amount of compensation that would have been received by the executive officer had the financial results been properly reported, after giving effect to the restatement, would have been lower than the amount actually received. Each executive officer is required to sign an agreement that he or she has received, read and understood the policy. In addition, the policy provides that repayment and forfeiture remedies are not the exclusive remedies and that Windstream may pursue every other right or remedy at law or in equity available.
The above description of Windstream's amended and restated Clawback Policy is qualified in its entirety by the full text of the amended and restated Clawback Policy attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	Form of Change-in-Control Agreement between Windstream Corporation and certain executive officers.
Exhibit 10.2	Windstream Corporation Policy Regarding Repayment or Forfeiture of Certain Compensation by Executive Officers ("Clawback Policy") (as amended and restated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

Date: January 4, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1*	Form of Change-in-Control Agreement between Windstream Corporation and certain named executive officers.
Exhibit 10.2*	Windstream Corporation Policy Regarding Repayment or Forfeiture of Certain Compensation by Executive Officers ("Clawback Policy") (as amended and restated).

*Filed electronically herewith.